Exhibit 5.1

March 11, 2020

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062

Re:	Amended and Restated 2006 Stock Incentive Plan
2020 Equity Incentive Plan

Ladies and Gentlemen:

We have assisted in the preparation of a Post-Effective Amendment No. 1 (the “Amendment”) to each of the Registration Statement on Form S-8 (Registration No. 333-132409) (the “Initial Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-156309) (the “Second Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-163653) (the “Third Registration Statement”), the Registration Statement on Form S-8 (Registration No. 333-181951) (the “Fourth Registration Statement”) and the Registration Statement on Form S-8 (Registration Statement No. 333-194556) (the “Fifth Registration Statement” and, together with the Initial Registration Statement, the Second Registration Statement, the Third Registration Statement and the Fourth Registration Statement, the “Registration Statements”) to be filed by Analog Devices, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Registration Statement registered 15,000,000 shares of the Company’s common stock, $0.16 2/3 par value per share (the “Common Stock”), the Second Registration Statement registered 15,285,735 shares of Common Stock, the Third Registration Statement registered 15,257,044 shares of Common Stock, the Fourth Registration Statement registered 5,446,637 shares of Common Stock and the Fifth Registration Statement registered 19,000,000 shares of Common Stock, in each case, reserved for issuance pursuant to the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”). The Amendment reflects that a portion of the shares of Common Stock registered under the Registration Statements (up to 17,491,411 shares) will become available for issuance under the Company’s 2020 Equity Incentive Plan, as approved by the Company’s shareholders on March 11, 2020 (the “2020 Equity Incentive Plan), pursuant to the terms of the 2020 Equity Incentive Plan (such shares of Common Stock are referred to herein as the “Carryover Shares”).

We have examined the Articles of Organization and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

Analog Devices, Inc.

March 11, 2020

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Carryover Shares in accordance with the 2020 Equity Incentive Plan, to register and qualify the Carryover Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts.

It is understood that this opinion is to be used only in connection with the offer and sale of the Carryover Shares while the Registration Statements are in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Carryover Shares have been duly authorized for issuance and, when the Carryover Shares are issued and paid for in accordance with the terms and conditions of the 2020 Equity Incentive Plan, the Carryover Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Jason L. Kropp
Jason L. Kropp, Partner